As filed with the Securities and Exchange Commission on May 20, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
DIGITALGLOBE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	31-1420852 (I.R.S. Employer Identification Number)

1601 Dry Creek Drive, Suite 260 Longmont, Colorado (Address of Principal Executive Offices)	80503 (Zip Code)
Amended and Restated 1999 Equity Incentive Plan and 2007 Employee Stock Option Plan
(Full title of the plan)

J. Alison Alfers, Esq.
General Counsel
DigitalGlobe, Inc.
1601 Dry Creek Drive, Suite 260
Longmont, Colorado 80503
(Name and address of agent for service)
(303) 684-4000
(Telephone number, including area code, of agent for service)
Copy to:
Richard B. Aftanas, Esq.
Stacy J. Kanter, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
(212) 735-3000
Facsimile: (212) 735-2000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
To Be Registered	Registered (1)	Share	Price	Registration Fee (4)
Common stock, par value $0.001 per share, to be issued under the Amended and Restated 1999 Equity Incentive Plan	1,223,667	$10.34 (2)	$12,652,717	$706
Common stock, par value $0.001 per share, to be issued under the 2007 Employee Stock Option Plan	4,990,219	$23.79 (3)	$118,717,310	$6,624
Total	6,213,886		$131,370,027	$7,330

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers additional shares that may become issuable under the Plans (as defined below) by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company’s outstanding shares of common stock.

(2)	Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. The price per share represents the weighted average exercise price for outstanding options.

(3)	Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. The price per share represents the weighted average exercise price for outstanding options.

(4)	All of such amount has been paid in connection with the Company’s registration statement (333-150235) initially filed on April 14, 2008.

EXPLANATORY NOTE
This registration statement registers shares of common stock, par value $0.001 per share (the “Common Stock”), of DigitalGlobe, Inc., a Delaware corporation (the “Company”), that may be issued and sold pursuant to its Amended and Restated 1999 Equity Incentive Plan (the “1999 Plan”) and the 2007 Employee Stock Option Plan (the “2007 Plan” and, together with the 1999 Plan, the “Plans”).

PART I.
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I of Form S-8 will be sent and delivered to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.
PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents previously filed with the SEC are incorporated by reference in this registration statement:
     (a) The Company’s prospectus, dated May 13, 2009, filed pursuant to Rule 424(b) under the Securities Act, in connection with the Company’s registration statement on Form S-1, as amended (File No. 333-150235) that contains audited financial statements of DigitalGlobe, Inc. and its subsidiaries for the year ended December 31, 2008; and
     (b) The description of the Common Stock contained in the registration statement on Form 8-A filed on May 6, 2009, filed with the SEC by the Company to register such securities under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) including any amendment or report filed for the purpose of updating such description.
     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents with the SEC.
     Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     None.
Item 6. Indemnification of Directors and Officers.
     The following summary is qualified in its entirety by reference to the complete copy of the General Corporation Law of the State of Delaware, or DGCL, and the Company’s amended and restated certificate of incorporation and amended and restated bylaws.
     The Company’s amended and restated certificate of incorporation and amended and restated bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by the DGCL. In addition, as permitted by the DGCL, a certificate of incorporation limits or eliminates the personal liability of directors for a breach of their fiduciary duties of care as a director. The duty of care generally requires that, when acting on behalf of a company, directors exercise an informed business judgment based on all material information available to them. Consequently, a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for: any breach of the director’s duty of loyalty to the Company or its stockholders; acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; unlawful payment of dividends or unlawful stock repurchases or redemptions; and any transaction from which the director derived an improper personal benefit.
     If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The Company’s amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.
     The Company may purchase and maintain insurance covering its directors and officers against any liability asserted against any of them and incurred by any of them, whether or not the Company would have the power to indemnify them against such liability under the bylaws. In addition, the Company is required to advance expenses (including attorney’s fees) incurred by a director or officer defending an action if that person undertakes to repay the Company if he or she is ultimately determined not to be entitled to be indemnified by the Company. The indemnification provided by the Company’s amended and restated certificate of incorporation is not exclusive of any rights to which those seeking indemnification may be entitled under the amended and restated certificate of incorporation, the bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

     The Company believes these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The Company also maintains directors’ and officers’ liability insurance.
     The limitation of liability and indemnification provisions in the Company’s amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the Company and its stockholders. A stockholder’s investment may be harmed to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.
Item 7. Exemption From Registration Claimed.
     Not Applicable.
Item 8. Exhibits.

Exhibit
Number	Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 on the Company’s Registration Statement on Form S-1, filed with the SEC on May 13, 2009)

4.2	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 on the Company’s Registration Statement on Form S-1, filed with the SEC on May 6, 2009)

4.3	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 on the Company’s Registration Statement on Form S-1, filed with the SEC on March 24, 2009).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

99.1	Amended and Restated 1999 Equity Incentive Plan (incorporated by reference to Exhibit 10.18 on the Company’s Registration Statement on Form S-1, filed with the SEC on April 14, 2008).

99.2	2007 Employee Stock Option Plan (incorporated by reference to Exhibit 10.19 on the Company’s Registration Statement on Form S-1, filed with the SEC on April 14, 2008).
Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Longmont, State of Colorado, on this 20th day of May, 2009.

DIGITALGLOBE, INC.
By:	/s/ Yancey L. Spruill
	Name:	Yancey L. Spruill
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Alison Alfers, Jill D. Smith and Yancey L. Spruill and each of them, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Name	Title	Date

/s/ Jill D. Smith Jill D. Smith	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 20, 2009

/s/ Yancey L. Spruill Yancey L. Spruill	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 20, 2009

/s/ Paul M. Albert, Jr. Paul M. Albert, Jr.	Director	May 20, 2009

/s/ General Howell M. Estes III General Howell M. Estes III	Director	May 20, 2009

Warren C. Jensen	Director

/s/ Judith A. McHale Judith A. McHale	Director	May 20, 2009

/s/ Eddy Zervigon Eddy Zervigon	Director	May 20, 2009

INDEX OF EXHIBITS

Exhibit
Number	Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 on the Company’s Registration Statement on Form S-1, filed with the SEC on May 13, 2009)

4.2	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 on the Company’s Registration Statement on Form S-1, filed with the SEC on May 6, 2009)

4.3	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 on the Company’s Registration Statement on Form S-1, filed with the SEC on March 24, 2009).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

99.1	Amended and Restated 1999 Equity Incentive Plan (incorporated by reference to Exhibit 10.18 on the Company’s Registration Statement on Form S-1, filed with the SEC on April 14, 2008).

99.2	2007 Employee Stock Option Plan (incorporated by reference to Exhibit 10.19 on the Company’s Registration Statement on Form S-1, filed with the SEC on April 14, 2008).